SCHUMAKER LONG TERM EMPLOYMENT AGREEMENT

                 CALIFORNIA MOLECULAR ELECTRONICS CORP. ~ CALMEC

1. INTRODUCTION. This Agreement, effective as of May 1, 1997, is made and entered into by and between California Molecular Electronics Corp., an Arizona Corporation ("CALMEC") and Robert R. Schumaker ("Employee").

2. UNDERSTANDING OF STARTUP NATURE OF COMPANY. Employee understands that CALMEC is a startup company currently operating without funds, and that while the completion of fund raising and the commencement of its operations is scheduled for April 1, 1998, the Actual Startup Date (as such date is defined in Section 16 below), may be earlier or later than April 1, 1998 depending upon fund raising success, and it is even possible that fund raising will fail and CALMEC will not start up at all.

3. EMPLOYMENT. CALMEC employs Employee and Employee accepts employment, subject to and in accordance with the terms and conditions of this Agreement.

4. TERM OF EMPLOYMENT. Employee's term of employment ("Term of Employment") will begin on May 1, 1997 and will continue for five years (until April 30, 2002) unless sooner terminated by CALMEC in accordance with Section 10 below.

5. SALARY. Beginning on the Actual Startup Date, but no later than May 1, 1999, CALMEC will pay Employee a salary of $120,000 per year in the form of regular paychecks which will be issued on a weekly, bi-weekly, semi-monthly, or monthly basis in accordance with the CALMEC payroll procedures in effect at that time. Employee's compensation shall include fringe benefits, the value of which will be approximately 24% of Employee's salary. Prior to the Actual Startup Date, or May 1, 1999, whichever date is sooner, Employee will perform without pay or fringe benefits, such duties as needed to assist the startup of CALMEC.

6. ADDITIONAL COMPENSATION. As additional compensation, upon execution of the agreements in paragraph 3 above, Employee will be issued one million shares of CALMEC Common Stock. In addition, Employee will be provided with a seven year stock option to acquire one million additional shares of CALMEC Common Stock at an exercise price of one mil ($.001) per share, vesting at 200,000 shares per year of completed employment. As further compensation, CALMEC will provide Employee with a life insurance policy that begins soon after the Actual Startup Date, and that provides that if Employee dies while employed by CALMEC, but before the expiration of the five year Term of Employment, Employee's beneficiary will be paid an amount at least equal to the remaining balance of Employee's salary under the five year Term of Employment.

7. EMPLOYEE'S TITLE AND DUTIES. Employee shall hold the position of Executive Vice President in charge of Research and Development, reporting to the CEO. In this capacity, Employee shall be responsible for the development of CALMEC's product-focused technology, and for such other duties as may be from time to time assigned him by the CEO.

8. EMPLOYEE TO DEVOTE FULL TIME TO CALMEC'S BUSINESS. Employee will devote full time attention and energies to the business of CALMEC during his employment.

9. EMPLOYEE'S LONG-TERM ILLNESS OR INCAPACITY. If Employee is unable to perform his obligations under this Agreement because of illness or incapacity for a period of more than six months in any year, CALMEC may terminate this Agreement for cause.

10. TERMINATION OF EMPLOYMENT. Without cause, CALMEC may terminate this Agreement at anytime upon ten days' written notice to Employee. If CALMEC requests, Employee will continue to perform his duties and be paid his regular salary up to the date of termination. If Employee is terminated without cause, CALMEC will pay Employee on the date of termination the remaining balance of Employee's salary under the five year Term of Employment, less taxes and social security required to be withheld.

11. EMPLOYEE'S DEATH. If Employee dies during the term of his employment, Corporation will pay to Employee's estate any compensation due him up to the end of the month in which Employee dies.

12. ASSIGNMENT. This Agreement shall not be assignable except upon written consent of all parties hereto.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of The State of Arizona.

14. ENTIRE AGREEMENT. This instrument is the entire employment agreement between Company and Employee. Oral changes will have no effect. It may be altered only by a written agreement.

15. WAIVER. A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

16. STARTUP DATE. The Actual Startup Date shall be that date, as determined by the Board of Directors, that CALMEC shall have attained capital sufficient for its operations. In the event that the Actual Startup Date is delayed beyond May 1, 1999, CALMEC will begin payment of Schumaker's salary as specified in paragraphs 4 and 5 of this agreement and will continue payment without break for the Term of Employment. Failure of CALMEC to perform in any respect under this paragraph shall constitute the immediate invocation of the Backlicense that is defined in that certain Exclusive Patent License and Assignment Agreement between CALMEC and Employee, which agreement is by reference made a part a part hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                           CALMEC:



                                           By:  ________________________________

                                                Dr. Jon N. Leonard, Its Chairman






                                           Employee:  __________________________

                                                      Dr. Robert R. Schumaker

                         LONG-TERM EMPLOYMENT AGREEMENT

                 CALIFORNIA MOLECULAR ELECTRONICS CORP. ~ CALMEC

1. INTRODUCTION. This Agreement, dated as of September 1, 1997, is made and entered into by and between California Molecular Electronics Corp., an Arizona Corporation ("CALMEC" or the "Company"), and James J. Marek, Jr. of 1080 Grande View Blvd., #828, Huntsville, AL ("Employee").

2. UNDERSTANDING OF STARTUP NATURE OF COMPANY. Employee understands that CALMEC is a startup company currently operating without funds, and that while the completion of fund raising and the commencement of its operations is scheduled for April 1, 1998, the Actual Startup Date (as such date is defined in Section 17 below), may be earlier or later than April 1, 1998 depending upon fund raising success, and it is even possible that fund raising will fail and CALMEC will not start up at all.

3. EMPLOYMENT. Upon execution of this Agreement simultaneously with the execution of the following two agreements: 1.) Confidentiality, Invention Assignment and Noncompete Agreement, and 2.) Acceptance of Appointment as Director, which two agreements are incorporated herein by reference, CALMEC employs Employee and Employee accepts employment, subject to and in accordance with the terms and conditions of this Agreement.

4. TERM OF EMPLOYMENT. Employee's term of employment ("Term of Employment") will begin on September 1, 1997 and will continue for four years (until August 31, 2001) unless sooner terminated by CALMEC in accordance with
     Section 10 below.

5. SALARY. Beginning on the Actual Startup Date, CALMEC will pay Employee a salary of $110,000 per year in the form of regular paychecks which will be issued on a weekly, bi-weekly, semi-monthly, or monthly basis in accordance with the CALMEC payroll procedures in effect at that time. Employee's compensation shall include usual fringe benefits. Prior to the Actual Startup Date, Employee will perform without pay or fringe benefits, such duties as needed to assist the startup of CALMEC.

6. ADDITIONAL COMPENSATION. As additional compensation, upon execution of the agreements in Section 3 above, 1,000,000 shares of CALMEC Common Stock will be issued as a "Stock Grant" for Employee. As further compensation, Employee will be provided a seven year stock option for an additional
     1,000,000 shares of CALMEC Common Stock at an exercise price of 2 mils ($.002) per share (which the Board of Directors of CALMEC has determined is 100% of the current fair market vale of the Company's common stock), vesting at 200,000 shares per year of completed employment.

7. EMPLOYEE'S TITLE AND DUTIES. Employee shall hold the position of President and CEO. In this capacity, Employee shall have full responsibility for the development and operation of CALMEC.

8. EMPLOYEE TO DEVOTE FULL TIME TO CALMEC'S BUSINESS. Employee will devote full time attention and energies to the business of CALMEC during his employment.

9. EMPLOYEE'S LONG-TERM ILLNESS OR INCAPACITY. If Employee is unable to perform his obligations under this Agreement because of illness or incapacity for a period of more than nine months in any year, CALMEC may terminate this Agreement for cause.

10. TERMINATION OF EMPLOYMENT. Without cause, CALMEC may terminate this Agreement at anytime upon ten days' written notice to Employee. If CALMEC requests, Employee will continue to perform his duties and be paid his regular salary up to the date of termination. If after Actual Startup Date Employee is terminated without cause, CALMEC will pay Employee on the date of termination a nine month's severance, less taxes and social security required to be withheld.

11. EMPLOYEE'S DEATH. If Employee dies during the term of his employment, CALMEC will pay to Employee's estate any compensation due him up to the end of the month in which Employee dies.

12. ASSIGNMENT. This Agreement shall not be assignable except upon written consent of all parties hereto.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of The State of Arizona.

14. ENTIRE AGREEMENT. This instrument is the entire employment agreement between Company and Employee. Oral changes will have no effect. It may be altered only by a written agreement.

15. WAIVER. A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

16. STARTUP DATE AND STARTUP DELAY. The Actual Startup Date shall be that date, as determined by the Board of Directors, that CALMEC shall have attained capital sufficient for its operations. In the event that the Actual Startup Date is delayed past April 1, 1998, either party shall have the option to declare this Agreement to be null and void ("Employment Agreement
     Nullification Option"). So long as neither party exercises Employment Agreement Nullification Option, this Agreement shall continue in force. If Actual Startup Date occurs after April 1, 1998, and if neither party has exercised Employment Agreement Nullification Option prior to such occurrence of Actual Startup Date, then Employment Agreement Nullification Option shall forever terminate.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CALMEC:                                    Employee:

By:  _________________________________     By: _________________________________

      Jon N. Leonard, its Chairman               James J. Marek, Jr.

                EXCLUSIVE PATENT LICENSE AND ASSIGNMENT AGREEMENT



THIS  AGREEMENT is made and entered into as of May 1, 1997 by and between Robert
R. Schumaker ("Schumaker"), residing at 19950 Wright Drive, Los Gatos, California 95030 and California Molecular Electronics Corp. ("Calmec"), an Arizona corporation with an office at 13924 N. Green Tree Drive, Tucson, Arizona 85737.

WHEREAS  Schumaker  represents  and  warrants  that:

1.) He is the owner of the entire rights, title and interest in and to United States Patent number 5,237,067 issued 17 August 1993 ("Patent"),
2.) Patent is directed to a class of optoelectronic materials (such class of materials hereinafter referred to as "Chiropticene" materials or the "Chiropticenes").
3.) He has the sole right to grant for the United States, its territories and possessions licenses under Patent, reissues and extensions, of the scope hereinafter granted ("Patent Rights"), and
4.) He has not been granted patents corresponding to Patent in any foreign country ("Foreign Patent"), and is not now pursuing a Foreign Patent in any foreign country, and,

WHEREAS Calmec is a startup company which has been organized to commercially exploit the technology areas related to the Patent, and

WHEREAS Schumaker is an officer and a major stockholder of Calmec, and

WHEREAS it is the intention of the officers of Calmec to derive Calmec's startup funding through an ongoing sale of Calmec capital stock, thereby producing a viable stream of funds ("Funding Stream") to finance Calmec's activities, and

WHEREAS  Schumaker  owns certain  confidential  information  and trade  secrets, including engineering and technical knowledge and data, manufacturing knowledge and data, designs, skills, methods, procedures and information (collectively "Knowhow") related to manufacturing and exploiting Chiropticene material, and

WHEREAS it is the intention of both Calmec and Schumaker to continually  develop new technology based on the Chiropticenes, by developing new patents, new patent applications and new Knowhow (collectively "Ongoing New Developments"), and

WHEREAS Calmec desires to make, have made, use and sell (collectively "Exploit")
     any and all products (such products referred to hereinafter as "Embodying Products") embodying the inventions covered by Patent Rights, Ongoing New Developments, and Knowhow (Patent Rights, Ongoing New Developments, and Knowhow are hereinafter collectively referred to as "Chiropticene Technology"), and

WHEREAS Calmec desires to acquire the exclusive right and license ("License") to Chiropticene Technology , and

WHEREAS Schumaker wishes to grant License and to be instrumental in the development of Chiropticene Technology, and

WHEREAS upon the date 1 May 1999, Calmec and Schumaker desire that all of Schumaker's rights in Chiropticene Technology shall permanently be assigned to Calmec,

NOW THEREFORE in consideration of the foregoing, and of the mutual covenants, terms and considerations hereinafter expressed, the parties hereto agree as follows:

1.)  GRANT OF LICENSE

     Schumaker hereby grants License to Calmec, an exclusive, irrevocable license to make, have made, use and sell Embodying Products.

2.)  TERM OF LICENSE, LICENSE FEE, AND PAYMENT OF LICENSE FEE

     License shall begin on the date first above written and shall terminate on 1 May 1999, the date at which rights to Chiropticene Technology shall be assigned to Calmec in accordance with paragraph 2 below. Calmec shall pay Schumaker a fee of $25,000 for the License ("License Fee"). The License Fee shall be due 1 April 1998. Calmec and Schumaker agree that at Calmec's option, the License Fee may be paid by paying Schumaker 5% of the Funding Stream until the $25,000 License fee is paid.

3.)  ASSIGNMENT OF CHIROPTICENE TECHNOLOGY

     All of Schumaker's rights to Chiropticene Technology shall be assigned to Calmec on 1 May 1999 (the "Assignment") by the execution of a patent assignment agreement of the form shown in Attachment A hereto, and by the execution by Schumaker of such other documents as shall be required of him by Calmec to effect this paragraph.

4.) PROVISION OF EXCLUSIVE BACKLICENSE OF CHIROPTICENE TECHNOLOGY BACK TO SCHUMAKER UNDER CERTAIN CONDITIONS OF CALMEC INACTION

     The parties to this agreement recognize the importance of developing Chiropticene Technology and agree that Schumaker shall be granted by Calmec an exclusive and irrevocable license back ("Backlicense") to the Chiropticene Technology under any one or more of the following conditions:

     a.)  Calmec neglects to pursue Chiropticene Technology.
     b.) Calmec breeches its obligations under Schumaker's Amended Long Term Employment Agreement (which agreement is by reference made a part hereof).
     c.)  Calmec fails to pay the License Fee prior to 1 May 1999.

     Written concurrence by Calmec of the occurrence of any one or more of these conditions shall provide sufficiency for the immediate invocation of the Backlicense. Any dispute between the parties as to the occurrence of any of these conditions shall be settled by arbitration in accordance with paragraph 18 below, and the settlement in Schumaker's favor on any of the above three conditions shall provide the sufficiency for the immediate invocation of the Backlicense. The parties agree that this Backlicense, if invoked, will provide to Schumaker all the rights that this License currently provides to Calmec.

5.)  ROYALTIES

     No royalties shall be paid under this Agreement.

6.)  EXTENSION OF TERM

     The term of this License is not extendible.

7.)  WARRANTY OF RIGHT TO ENTER INTO AGREEMENT

     Schumaker represents and warrants that he has the right to enter into this Agreement, and that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, either written, oral or implied, inconsistent with this agreement.

8.)  SUBLICENSING

     Calmec may grant coterminating sublicenses under this License on any terms and conditions it deems advisable.

9.)  ACKNOWLEDGMENT OF VALIDITY

     During term of License, Calmec shall not dispute or object to the validity of Patent or of the scope of any claim or claims therein.

10.) CALMEC'S RIGHT TO DEFEND PATENT

     During the term of License, on discovery of any suspected infringement, Calmec at its own expense may take all necessary proceedings for effectively protecting and defending Patent. In such event Schumaker agrees to render to Calmec every assistance in his power, except financial assistance, to help Calmec protect and defend Patent.

11.) CLAIM OF INFRINGEMENT AGAINST CALMEC

     In the event of litigation against Calmec on account of any claim of infringement arising out of Exploiting Embodying Products, Schumaker agrees to furnish to Calmec at Calmec's request all evidence and information in his possession relating to the defense of such litigation.

12.) KNOWHOW

     Schumaker agrees to disclose to Calmec during the term of his agreement any and all Knowhow, that might be of use to Exploit Embodying Products, that was in his possession prior to this agreement or that comes into his possession during the term of License and to use his best efforts to assist Calmec in the use of this Knowhow to Exploit Embodying Products.

13.) IMPROVEMENTS BY SCHUMAKER

     Schumaker agrees that all inventions, patents and applications therefor which are acquired by him during the term of License, and which constitute improvements on Embodying Products, shall automatically become part of Chiropticene Technology covered by License and Assignment.

14.) MAINTENANCE OF PATENT

     During the term of License, Schumaker shall promptly pay all fees required by the United States Patent and Trademark Office for maintenance of Patent. Calmec shall reimburse Schumaker for these fees.

15.) NONASSIGNABILITY WITHOUT SCHUMAKER'S APPROVAL

     This Agreement may not be assigned or transferred by Calmec except upon written agreement with Schumaker.

16.) AUTOMATIC TERMINATION OF LICENSE

     This License shall terminate automatically in any one or more of the following circumstances: a.) in the event that Calmec is ordered or adjudged bankrupt or is placed in the hands of a receiver, or otherwise enters into any scheme or composition with its creditors or makes an unauthorized assignment for the benefit of creditors; b.) in the event that the assets of Calmec are seized or attached, in conjunction with any action against it by any third party; or c.) in the event that Calmec is dissolved, or that a sale of all or substantially all of the assets of Calmec is made, or that this Agreement is attempted to be assigned by Calmec without the prior written consent of Schumaker.

17.) COMPLETION OF CONTRACT AFTER AUTOMATIC TERMINATION

     If License is automatically terminated as described in section 15 above, Calmec, its successors or assignees shall have the right to complete any and all contracts that it may already have on the books, or that it may be obligated for, and may fabricate and sell devices under such contracts whether or not such contract completion or such device fabrication involve the embodiment of inventions covered by Patent.

18.) INTENTION NOT TO VIOLATE LAW; SEVERABILITY

     Both parties hereby expressly agree and contract that it is the intention of neither party to violate any public policy, statutory or common laws; that if any sentence, paragraph, clause or combination of the same is in violation of any state or federal law, such sentences, paragraphs, clauses, or combination of the same shall be inoperative and the remainder of this Agreement shall remain binding upon the parties hereof. It is the intention of both parties to make this Agreement binding only to the extent that it may be lawfully done under existing state and federal laws.

19.) ARBITRATION

     In the event of any dispute, difference or question arising between the parties in connection with this Agreement or any clause or the construction thereof, or the rights, duties or liabilities of either party, then and in every such case, unless the parties concur in the appointment of a single arbitrator, the matter of difference shall be referred to three (3) arbitrators: one to be appointed by each party, and a third being nominated by the two so selected by the parties, or if they cannot agree on a third, by the American Arbitration Association. In the event that either party within one (1) month of any notification made to it of the demand for arbitration by the other party, shall not have appointed its arbitrator, such arbitrator shall be nominated by the American Arbitration Association. The arbitrators shall determine the place or places where meetings are to be held. The arbitrators must base their decision with respect to the difference before them on the contents of this Agreement, and the decision of any two of the three arbitrators shall be binding on both parties.

20.) LIMITATION OF THE EFFECT OF WAIVER

     A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

21.) ENTIRE AGREEMENT

     This Agreement embodies the entire understanding between the parties relating to License and there are no prior representations, warranties, or agreements between the parties relating hereto, and this Agreement is executed and delivered upon the basis of this understanding.

22.) GOVERNING LAW

     This Agreement shall be interpreted and construed, and the legal relations created herein shall be determined in accordance with, the laws of the State of Arizona.

23.) GENERAL ASSURANCES

     The parties agree to execute, acknowledge and deliver all such further instruments, and to do all such acts, as may be necessary or appropriate in order to carry out the intent and purpose of this Agreement.

24.) NOTICES

     All notices provided for in this Agreement shall be given in writing and shall be effective when either served by personal delivery or deposited, postage paid, in the United States Post Office, registered or certified mail, addressed to the parties at their respective addresses hereinabove set forth, or to such other address or addresses as either party may later specify by written notice to the other.



IN WITNESS WHEREOF the parties hereto have caused this agreement to be signed, sealed and delivered as of the date first above written.



_________________________________________

        Robert  R.  Schumaker



Witnesses:



_________________________________________



_________________________________________





CALIFORNIA  MOLECULAR  ELECTRONICS  CORP.



by:  ______________________________________

     Jon  N.  Leonard,  its  Chairman